Attached to and made part of Group Annuity Contract No. AC 2100 between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

TRUSTEES OF THE AMERICAN DENTAL ASSOCIATION MEMBERS RETIREMENT TRUST AND OF THE AMERICAN DENTAL ASSOCIATION MEMBERS POOLED TRUST FOR RETIREMENT PLANS

                       RIDER NO. 6

IT IS HEREBY AGREED that, as of May 1, 1995, said Contract is amended as described below.

1. A new third sentence is added to Section 2.12A to read as follows:

                    "Any funds invested in, or income earned by, the Lifecycle Fund-Conservative or Lifecycle Fund-Moderate which equitably belongs to either of the Trusts are prohibited from being used for or diverted to any purposes other than for the exclusive benefit of the Participants or their beneficiaries who are entitled to benefits under such Trusts."

2. A new second sentence is added to Section 8.5 to read as follows:

                    "Notwithstanding the previous sentence or any other provision of this Contract, neither of the Trusts may assign, sell or otherwise transfer any part of its direct or indirect equity or interest in the assets allocated to either the Lifecycle Fund-Conservative or the Lifecycle Fund-Moderate."


New York, New York

FOR THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES:

Chairman and Chief Executive Officer                  President and Chief Operating Officer Vice President and Secretary



        _________________________________              __________________________________
                Assistant Registrar                               Date of Issue







FOR THE CONTRACTHOLDER: Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee

_________________________________, Trustee _________________________________, Trustee